UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

National Consumer Cooperative Bank

(Exact name of Registrant as specified in its charter)

(12 U.S.C. Section 3001 et. seq.)	2-99779	52-1157795

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1725 Eye Street N.W., Suite 600 Washington, D.C.	20006

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(202) 336-7700

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d(2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 8, 2004, E. Michael Ramberg, the principal accounting officer for National Consumer Cooperative Bank (“NCB”), informed NCB that he resigned from his positions with NCB, effective December 23, 2004.

(c) On December 14, 2004, NCB appointed Dean Lawler as principal accounting officer effective December 24, 2004. Mr. Lawler, age 35, joined NCB in May 2003 as Director of Corporate Accounting. From 2000 to May 2003, Mr. Lawler worked for Jefferson Wells International, a professional services company and subsidiary of Manpower, Inc., most recently as a Director. At Jefferson Wells International, he provided financial and accounting consulting services to clients. From 1996 to 1999, Mr. Lawler was a Finance and Planning Manager with Barclays Bank PLC in the United Kingdom. Mr. Lawler is a Chartered Management Accountant in the United Kingdom, and he received a B.A. in Business Studies from the University of Hertfordshire, United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: December 14, 2004	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer